Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended December			Year-to-Date December

	2008	2007	% Change	2008	2007	% Change

Consolidated –
Operating Revenues	$3,802	$3,340	13.8%	$17,127	$15,353	11.6%
Earnings Before Income Taxes	263	233	13.2%	2,657	2,569	3.4%
Net Income	186	204	-9.0%	1,742	1,734	0.4%

Alabama Power –
Operating Revenues	$1,405	$1,192	17.9%	$6,077	$5,360	13.4%
Earnings Before Income Taxes	136	114	19.0%	1,023	967	5.8%
Net Income Available to Common	81	71	13.9%	616	580	6.3%

Georgia Power –
Operating Revenues	$1,791	$1,627	10.1%	$8,412	$7,572	11.1%
Earnings Before Income Taxes	116	137	-15.9%	1,408	1,260	11.8%
Net Income Available to Common	77	117	-34.0%	903	836	8.0%

Gulf Power –
Operating Revenues	$304	$289	5.3%	$1,387	$1,260	10.1%
Earnings Before Income Taxes	22	14	53.8%	159	135	17.4%
Net Income Available to Common	14	10	47.5%	98	84	16.9%

Mississippi Power –
Operating Revenues	$292	$251	16.4%	$1,257	$1,114	12.8%
Earnings Before Income Taxes	16	7	125.0%	136	138	-1.1%
Net Income Available to Common	10	4	161.0%	86	84	2.3%

Southern Power –
Operating Revenues	$266	$188	41.4%	$1,314	$972	35.1%
Earnings Before Income Taxes	34	11	227.5%	237	215	10.3%
Net Income Available to Common	20	8	145.5%	144	132	9.7%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.